                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                         FIRSTPLUS FINANCIAL GROUP, INC.
              PROVIDES INSIGHT INTO THE COMPANY'S FUTURE OPERATIONS

June 18, 2007

IRVING,  Texas,  /PRNewswire/  -- The Board of Directors of FIRSTPLUS  Financial
Group, Inc. (the "Company")  (Symbol:  FPFX.PK) is issuing this press release to provide a brief overview of management's  current intentions with respect to the
Company's  strategic  alternatives and communications  with  stockholders.  This press  release is intended to address  stockholder  inquiries  of the  Company's management.

To date,  the Board of Directors  has been  primarily  engaged in assessing  the
Company's  existing  structure  and  operations  and  in  evaluating   potential
strategic  alternatives.  The  Board  has  identified  a  number  of  attractive acquisition  opportunities  and has  authorized  management  to determine  which transactions  can be  effected  on  terms  favorable  to the  Company,  creating stockholder value. The Board feels that it will be able to create more value for its shareholders by

The  Board of  Directors  intends  to  convene  a  stockholder  meeting  in late
September  or  October  to elect  Directors  and to  consider  any other  maters appropriate  for  stockholder  action.  The Board  intends to use the meeting to inform  stockholders and to address stockholder  questions and concerns.  In the interim, to facilitate the flow of information to stockholders, the Company will reorganize  and upgrade its website to include more  information  and to provide access to Securities and Exchange Commission filings and other Company news.

Finally,  the Board of  Directors  has  instructed  management  to  employ  best practices in fulfilling the Company's  financial  reporting  obligations  and to consider  whether the  Company's  common stock can be  qualified  for listing on other securities markets.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking  statements within the meaning of the "safe harbor" provisions under Section 21E of the Securities  Exchange Act of 1934, as
amended,  and the Private Securities  Litigation Reform Act of 1995. The Company
uses  forward-looking  statements in its description of its plans and objectives for future operations and assumptions underlying these plans and objectives,  as well as in its  expectations,  assumptions,  estimates and projections about the
Company's business and industry. These forward-looking  statements involve risks and  uncertainties.  The Company's  actual results could differ  materially from those  anticipated  in such  forward-looking  statements  as a result of certain factors as more fully described in this report.

Forward-looking  terminology  includes the words "may",  "expects",  "believes",
"anticipates",  "intends", "projects" or similar terms, variations of such terms or the negative of such terms. These  forward-looking  statements are based upon the Company's current  expectations and are subject to factors and uncertainties which could cause actual results to differ  materially  from those  described in such forward-looking  statements. The Company expressly disclaims any obligation

or   undertaking   to  release   publicly   any  updates  or  revisions  to  any
forward-looking statements contained in this report to reflect any change in its expectations or any changes in events,  conditions or circumstances on which any forward-looking statement is based.